UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Enveric Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

AMERI Holdings, Inc.

5000 Research Court, Suite 750

Suwanee, Georgia 30024

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 and in Item 3.02 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of Offer

On December 30, 2020, pursuant to the previously announced Tender Offer Support Agreement and Termination of Amalgamation Agreement dated August 12, 2020, as amended by that certain Amendment No. 1 to the Tender Offer Support Agreement and Termination of Amalgamation Agreement dated December 18, 2020 (as amended, the “Tender Agreement”), by and among Enveric Biosciences, Inc., a Delaware corporation (the “Company”) previously known as AMERI Holdings, Inc. (“Ameri”), Jay Pharma Inc., a Canada corporation and a wholly owned subsidiary of the Company (“Jay Pharma”), and certain other signatories thereto, the Company completed a tender offer (the “Offer”) to purchase all of the outstanding common shares of Jay Pharma for the number of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) or Series B convertible preferred stock of the Company, par value $0.01 per share (the “Series B Preferred Stock”), as applicable, equal to the exchange ratio of 0.8849, and Jay Pharma became a wholly-owned subsidiary of the Company, on the terms and conditions set forth in the Tender Agreement. Following the effective time of the Offer, the Company changed the name of the Company from AMERI Holdings, Inc. to Enveric Biosciences, Inc. and effected a 1-for-4 reverse stock split of the issued and outstanding Common Stock (the “Reverse Stock Split”). Immediately following completion of the Offer and the transactions contemplated in the Tender Agreement, but without giving effect to the issuance of the Series B Warrants (as defined below) (i) the former Jay Pharma equity holders (including certain investors in private placements that closed prior to the completion of the Offer) own approximately 82.3% of the Company; (ii) former Ameri equity holders own approximately 14.5% of the Company; and (iii) a financial advisor to Jay Pharma and Ameri owns approximately 3.2% of the Company.

Following the Offer and after giving effect to the Reverse Stock Split, the Company had outstanding approximately 9.85 million shares of Common Stock outstanding and 3,525,407 shares of Series B Preferred Stock that were convertible into 3,525,407 shares of Common Stock outstanding. The holders of approximately 72% of outstanding shares of Common Stock are subject to lock-up/leak-out agreements pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, certain shares of Common Stock, including, as applicable, shares received in the Offer and issuable upon exercise of certain warrants and options. The lock-up period begins at the time of the completion of the Offer and ends on the date that is 180 days after such time. The leak-out period begins on the date that is the end of the lock-up period and ends on a date that is 180 days after such date. During the leak-out period, such holders may only sell up to 15% of the aggregate amount of Company securities owned by such holder as of the expiration of the lock-up period per month. Notwithstanding the foregoing, the lock-up and leak-out restrictions are subject to value and trading thresholds set forth in the lock-up/leak-out agreements which, if met, would cause the lock-up and leak-out restrictions to expire.

The Common Stock listed on The Nasdaq Capital Market, previously trading through the close of business on December 30, 2020 under the ticker symbol “AMRH,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ENVB” on December 31, 2020.

The foregoing description of the Tender Agreement and the Offer does not purport to be complete and is qualified in its entirety by reference to the full text of the Tender Agreement and the Tender Agreement Amendment, which are filed as Exhibits 2.1 and 2.2 and are incorporated by reference herein.

Closing of Spin-Off

As previously reported, on January 10, 2020, Ameri and Ameri100 Inc. (“Private Ameri”) entered into a Share Purchase Agreement (the “Ameri Share Purchase Agreement”) pursuant to which Ameri agreed to contribute, transfer and convey to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and wherein Private Ameri agreed to assume the liabilities of such subsidiaries (the “Spin-Off”).

On December 30, 2020, pursuant to the Ameri Share Purchase Agreement, Ameri consummated the Spin-Off and all of the issued and outstanding shares of Series A preferred stock of Ameri (the “Series A Preferred Stock”) were redeemed for an equal number of shares of Series A preferred stock of Private Ameri (“Private Ameri Preferred Stock”). Ameri contributed, transferred and conveyed to Private Ameri all of the issued and outstanding equity interests of the existing subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries, and Private Ameri assumed the liabilities of such subsidiaries.

The foregoing description of the Ameri Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Ameri Share Purchase Agreement, which is filed as Exhibit 2.3 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Series B Warrants

Pursuant to the Tender Agreement, on December 31, 2020, the Company issued Series B Warrants (the “Series B Warrants”) to purchase 1,791,923 shares of common stock of the Company at an exercise price of $0.01 to Alpha Capital Anstalt (“Alpha”). The Company is obligated, among other things, to file a registration statement with the Securities and Exchange Commission (the “SEC”) for purposes of registering the resale of the shares of Common Stock issuable upon exercise of the Series B Warrants by the investors. The issuance of the Series B Warrants was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

Series A Preferred Stock Redemption

Upon the closing of the Spin-Off, all of the Company’s outstanding shares of Series A Preferred Stock were redeemed for an equal number of shares of Private Ameri Preferred Stock.

The information in Item 2.01 relating to the Series A Preferred Stock is incorporated by reference herein.

Amended and Restated Certificate of Incorporation and Bylaws

The information set forth in Item 5.03 under the headings “Amended and Restated Certificate of Incorporation” and “Amended and Restated Bylaws” is incorporated by reference herein.

Reverse Stock Split

As previously disclosed, at the special meeting of the Company’s stockholders held on December 29, 2020, the Company’s stockholders approved a certificate of amendment to the Company’s A&R Charter (as defined below under Item 5.03) to effect the Reverse Stock Split. On December 30, 2020, the Company filed the certificate of amendment to the Company’s A&R Charter with the Secretary of State of the State of Delaware to effect the Reverse Stock Split (the “Reverse Split Amendment”). As a result of the Reverse Stock Split, every four shares of the Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Split Amendment provides that each stockholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional share of Common Stock was entitled to receive an additional share of Common Stock. The Reverse Split Amendment did not change the par value per share of Common Stock or the number of authorized shares of the Company’s common stock, which will remain at 100,000,000.

The foregoing description of the Reverse Split Amendment is not complete and is qualified in its entirety by reference to a copy of the Reverse Split Amendment, which is filed as Exhibit 3.2 hereto and is incorporated by reference herein.

The information in Item 2.01 relating to the Reverse Stock Split is incorporated by reference herein.

Series B Preferred Stock Certificate of Designations

In connection with the Offer, on December 30, 2020, the Company filed a Series B Preferred Stock Certificate of Designations (the “Series B Preferred Stock Certificate of Designations”) with the Secretary of State of the State of Delaware to create a class of non-voting Series B Preferred Stock. Each share of Series B Preferred Stock will be convertible into one share of Common Stock (subject to adjustment) at any time at the option of the holders, provided that each holder would be prohibited from converting Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company.

Shares of Series B Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the board of directors. However, holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when such dividends are specifically declared by the board of directors. The Company will have no right to require a holder to surrender its Series B Preferred Stock for redemption. Shares of Series B Preferred Stock will not otherwise be entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Upon completion of the Offer, the Company issued 3,525,407 shares of Series B Preferred Stock, of which 250,000 shares were immediately converted into 250,000 post-Reverse Stock Split shares of Common Stock.

The foregoing description of the Series B Preferred Stock Certificate of Designations does not purport to be complete and is qualified entirely by reference to the full text of the Series B Preferred Stock Certificate of Designations, which is attached hereto as Exhibit 3.3 and is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information required by this Item 5.01 is contained in Item 2.01 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Resignations

Effective upon completion of the Offer, Srinidhi “Dev” Devanur, the Company’s Executive Chairman and a director of the Board, Brent Kelton, the Company’s Chief Executive Officer, Barry Kostiner, the Company’s Chief Financial Officer, Carmo Martella, a director of the Board, Thoranath Sukumaran, a director of the Board and Dimitrios Angelis, a director of the Board, all tendered their resignations from their respective positions as officers and directors of the Company. These letters did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to their resignation.

Director Appointments

Pursuant to the terms of the Tender Agreement, and as disclosed in the proxy statement/prospectus filed by the Company, as subsequently supplemented, the Board appointed David Johnson, George Kegler, Sol Mayer and Marcus Schabacker to the Board at the effective time of the Offer.

Effective upon completion of the Offer, the Board appointed (i) George Kegler, Sol Mayer and Marcus Schabacker as the members of the Audit Committee of the Board, with George Kegler serving as the chair of such committee, (ii) George Kegler, Sol Mayer and Marcus Schabacker as the members of the Compensation Committee of the Board, with Marcus Schabacker serving as the chair of such committee, and (iii) George Kegler, Sol Mayer and Marcus Schabacker as the members of the Nominating and Governance Committee of the Board, with Sol Mayer serving as the chair of such committee.

Each director that is not an employee of the Company (each, a “Non-Employee Director”) will be paid an annual compensation of $25,000. In addition, each Non-Employee Director will also be eligible for his or her service on Committees of the Board of Directors in accordance with the following:

Position	Annual Cash Compensation
Chair of the Audit Committee	$7,500
Non-Chair Member of the Audit Committee	$5,000
Chair of the Nominating and Governance Committee	$5,000
Non-Chair Member of the Nominating and Governance Committee	$3,000
Chair of the Compensation Committee	$5,000
Non-Chair Member of the Compensation Committee	$3,000

Each Non-Employee Director shall also be granted an equity award of $25,000 in the form of restricted stock, vesting one year after he or she commences service as a director, provided he or she is still serving as a director on such vesting date. In addition, each Non-Employee Director serving during the calendar year 2021 shall also be eligible to receive a one-time equity award of $50,000 in the form of restricted stock, vesting one year after he or she commences service as a director, provided he or she is still serving as a director on such vesting date, solely with respect to his or her service during the calendar year 2021.

Officer Appointments

Effective upon the completion of the Offer, the Board appointed the following individuals to the office or offices set forth opposite his name below:

Name:	Office:

David Johnson	Chief Executive Officer and Chairman of the Board
Avani Kanubaddi	Chief Operating Officer
John Van Buiten	Chief Financial Officer
Robert Wilkins	Chief Medical Officer

Mr. Johnson, 61, serves as Chairman and Chief Executive Officer of the Company. Mr. Johnson also has served on the board of directors and as the Chief Executive Officer of Aquamed Technologies, Inc. since April 2019. Mr. Johnson formerly served on the board of directors and as the President and Chief Executive Officer of Alliqua BioMedical, Inc. from November 2012 until April 2019. Mr. Johnson was formerly President of the ConvaTec Division of Bristol-Myers Squibb, Inc. until 2008 when he orchestrated a sale of the division from its pharmaceutical parent to Avista Capital Partners and Nordic Capital in a deal valued at $4.1 billion. Concurrently, he acquired and integrated the assets of Copenhagen-based Unomedical to expand ConvaTec Inc.’s manufacturing and infrastructure into Europe. From 2008 through 2012, Mr. Johnson served as the Chief Executive Officer of ConvaTec Inc. Prior to his tenure with ConvaTec Inc., Mr. Johnson held several senior positions in the U.S., Europe and Canada with Zimmer Inc., Fisher Scientific, and Baxter Corporation. He served as a member of ConvaTec Inc.’s board of directors and the board of the Advanced Medical Technology Association (AdvaMed), where he chaired the Global Wound Sector Team for four years. Mr. Johnson received an Undergraduate Business Degree in Marketing from the Northern Alberta Institute of Technology in Edmonton, Alberta, Canada, completed the INSEAD Advanced Management Program in Fontainbleau, France, and is a fellow from the Wharton School of the University of Pennsylvania. Mr. Johnson’s extensive experience in the pharmaceutical and biotechnology fields, as well as his executive leadership experience, make him an asset that will serve as a bridge between the board of directors and our executive officers.

Mr. Kanubaddi, 48, serves as Chief Operating Officer of the Company. Mr. Kanubaddi is an entrepreneur and business leader who has a passion for health and healing. Mr. Kanubaddi is currently the Acting President & Chief Operating Officer of NEXGEL, Inc. (September 2019 – Present), an FDA registered, ISO certified advanced hydrogel manufacturer serving the OTC, cosmetic and medical device markets around the world. At NEXGEL, Mr. Kanubaddi led the rebranding, repositioning and overall strategy for the company to accelerate growth and drive innovation. This included rebranding the company as NEXGEL, branding the company’s unique hydrogels, developing a robust white label catalog, architecting an innovation engine to fill the pipeline with new concepts and guiding the company’s first-ever branded product launches. In addition to NEXGEL, Mr. Kanubaddi also serves as the Senior Partner at IQ/EQ Brand Strategy (August 2018 – present), where he assists companies in developing “go to market” strategies, branding and naming exercises and new product innovation for consumer, medical device and prescription companies. Prior to his consulting career, Mr. Kanubaddi was the Founder and Chief Executive Officer of Welmedix Healthcare (February 2007 – September 2019) to develop innovative skin and wound care solutions to improve health and healing with an eye towards whole person wellness. During his tenure, he led the company to develop three unique brands with patented solutions, gaining distribution in over 20,000 retail outlets, including Walmart, Walgreens, CVS and others. After building some of the fastest growing brands in their respective categories, Welmedix sold its leading brands to a private-equity backed healthcare company. Before his entrepreneurial venture, Mr. Kanubaddi began his 25+ year career in the healthcare industry at two leading companies – Wyeth Consumer Healthcare (now GSK Consumer Health) and Bristol Myers Squibb’s ConvaTec Division. While working with market leading OTC brands like Centrum, Advil and Chapstick; medical devices and hospital businesses including Aloe Vesta, DuoDerm and Sur-Fit Natura, Mr. Kanubaddi held positions of increasing responsibility across the functional areas of brand management, sales, new product development and new ventures. Mr. Kanubaddi holds an MBA from Columbia Business School and BS in Marketing from Miami University. Mr. Kanubaddi also served on the Board of Directors for the Consumer Healthcare Products Association (CHPA), the leading industry trade group for consumer healthcare in the United States.

Mr. Van Buiten, 33, serves as Chief Financial Officer of the Company. Mr. Van Buiten has served as Chief Financial Officer of Jay Pharma Inc. since December 17, 2018 and resigned on January 8, 2020. Mr. Van Buiten is an experienced finance executive with extensive background in public company accounting and financial reporting. He currently serves as a manager at Financial Consulting Strategies, LLC (“FCS”), preparing annual and quarterly SEC filings for clients in a wide range of industries and sizes. Mr. Van Buiten has been employed by FCS since April 2010, and in addition to his position at Jay Pharma, he served as the Chief Financial Officer of Tikkun under contract with FCS. He is a Certified Public Accountant.

Dr. Wilkins, 66, serves as Chief Medical Officer of the Company. Since November 2017, Dr. Wilkins has provided consulting services in areas such as market assessment, business plan development and implementation and clinical and regulatory planning and support to healthcare and life sciences companies ranging from start-ups to Fortune 500 companies through QPS Consulting, LLC, which he founded in November 2017. Dr. Wilkins formerly served as Vice President of Strategy at Battelle Memorial Institute from February 2012 to November 2017, in which capacity he was responsible for management of subsidiaries, spin-outs and venture-class investments. As Vice President of Strategy, Dr. Wilkins oversaw the sale of Bluefin Robotics to General Dynamics and managed the divestiture of several other Battelle Ventures portfolio companies. During his time at Battelle, Dr. Wilkins also served as a member of Battelle’s Growth Council, the Battelle Ventures Advisory Board, the Board of Directors of Hepregen Corporation and the Board of Managers of Armada Power LLC, and he was responsible for creating and leading Battelle’s Corporate Strategy team. From May 2006 until its merger with MID Inc. in May 2011, Dr. Wilkins served as President and Chief Executive Officer of Endovalve Inc., where he managed the product development process and significantly expanded the company’s intellectual property portfolio. Prior to his tenure with Endovalve Inc., Dr. Wilkins served in senior positions with GlucoLight Corporation, Datascope Corp., Physiometrix Inc., Baxter Healthcare, Abbott Laboratories, Vifor Pharma and TIL Medical Ltd. Dr. Wilkins received an MBChB from the University of Manchester and received an FRCA in Anesthesiology from the Royal College of Anaesthetists. Dr. Wilkins’ extensive experience in both product development and business strategy in the pharmaceutical and biotechnology fields will be invaluable to the Company’s development.

Employment Agreements

Prior to the completion of the Offer, and in connection with the execution of that certain Amalgamation Agreement, dated January 10, 2020, by and among the Company (f/k/a Ameri), Jay Pharma, Jay Pharma Merger Sub, Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative, which predates the Tender Agreement, Jay Pharma entered into an employment agreement with Mr. Johnson, whereby Mr. Johnson would serve as the Chief Executive Officer and Chairman of the Company upon the completion of the Offer (the “Johnson Employment Agreement”). In addition, prior to the completion of the Offer, and to be contingent and effective upon the completion of the Offer, the Company entered into executive employment agreements with Mr. Kanubaddi (the “Kanubaddi Employment Agreement”) and Dr. Wilkins (the “Wilkins Employment Agreement”, and together with the Johnson Employment Agreement and the Kanubaddi Employment Agreement, the “Executive Employment Agreements”). In addition, pursuant to the Tender Agreement, on December 29, 2020, the Company entered into a consulting agreement with Barry Kostiner (the “Kostiner Consulting Agreement”), to be effective upon the completion of the Offer.

Johnson Employment Agreement

Pursuant to the Johnson Employment Agreement, dated January 10, 2020, Mr. Johnson serves in the position of Chief Executive Officer and Chairman of the Company following the completion of the Offer. Mr. Johnson is entitled to a base salary of $250,000 and an annual bonus in the amount of $100,000 (provided, however, that if Mr. Johnson’s position is changed such that he no longer serves as Chief Executive Officer and only serves as Chairman of the Company, he will only be entitled to a base salary of $100,000 beginning with the first day of the month following such change). Mr. Johnson is also eligible to receive annual performance bonuses based on satisfaction of performance criteria/financial results, as determined by the board of directors of the Company in its sole discretion. Within 30 days after the completion of the Offer, Mr. Johnson will be granted an award of restricted stock units that represent, in the aggregate, 5% of the Company’s issued and outstanding common stock determined on a fully diluted basis as of the date of grant. Mr. Johnson will also be eligible to receive additional equity awards, as determined by the Company in its sole discretion.

Under the terms of the Johnson Employment Agreement, Mr. Johnson’s employment may be terminated by either the Company or Mr. Johnson at any time and for any reason with 30 days’ advance written notice. Upon termination of Mr. Johnson’s employment, Mr. Johnson will receive (i) his fully earned but unpaid base salary through the date of termination, (ii) any accrued and unpaid time off or similar pay to which Mr. Johnson is entitled as a matter of law or Company policy, (iii) any amounts due to Mr. Johnson under the terms of the benefit plans, and (iv) any unreimbursed expenses properly incurred prior to the date of termination (the “Johnson Accrued Obligations”).

If the Company terminates Mr. Johnson’s employment for cause (as defined below) or Mr. Johnson resigns without good reason (as defined below), the Company, at its sole discretion, may shorten the notice period and determine the date of termination without any obligation to pay any additional compensation other than the Johnson Accrued Obligations and without triggering a termination of Mr. Johnson’s employment without cause. If the Company terminates Mr. Johnson’s employment without cause or Mr. Johnson resigns for good reason at any time, Mr. Johnson is entitled to the following severance payments and benefits: (i) his full annual base salary less applicable deductions and withholdings; plus (ii) any earned but unpaid annual bonus and performance bonus, if any, for the year of the termination.

The Johnson Employment Agreement also contains certain standard non-solicitation, non-disparagement and confidentiality requirements for Mr. Johnson.

Kanubaddi Employment Agreement

Pursuant to the Kanubaddi Employment Agreement, dated December 2, 2020, Mr. Kanubaddi serves in the position of Chief Operating Officer of the Company following the completion of the Offer. Mr. Kanubaddi is entitled to a base salary of $295,000 and a closing bonus in the amount of $60,000. Mr. Kanubaddi is also eligible to receive annual performance bonuses of up to 50% of his base salary based on satisfaction of performance criteria/financial results, as determined by the board of directors of the Company in its sole discretion. Within 30 days after the completion of the Offer, Mr. Kanubaddi will be granted an award of restricted stock units that represent, in the aggregate, 3% of the Company’s issued and outstanding common stock determined on a fully diluted basis as of the date of grant. Mr. Kanubaddi will also be eligible to receive additional equity awards, as determined by the Company in its sole discretion.

Under the terms of the Kanubaddi Employment Agreement, Mr. Kanubaddi’s employment may be terminated by either the Company or Mr. Kanubaddi at any time and for any reason with 30 days’ advance written notice. Upon termination of Mr. Kanubaddi’s employment, Mr. Kanubaddi will receive (i) his fully earned but unpaid base salary through the date of termination, (ii) any accrued and unpaid time off or similar pay to which Mr. Kanubaddi is entitled as a matter of law or Company policy, (iii) any amounts due to Mr. Kanubaddi under the terms of the benefit plans, and (iv) any unreimbursed expenses properly incurred prior to the date of termination (the “Kanubaddi Accrued Obligations”).

If the Company terminates Mr. Kanubaddi’s employment for cause (as defined below) or Mr. Kanubaddi resigns without good reason (as defined below), the Company, at its sole discretion, may shorten the notice period and determine the date of termination without any obligation to pay any additional compensation other than the Kanubaddi Accrued Obligations and without triggering a termination of Mr. Kanubaddi’s employment without cause. If the Company terminates Mr. Kanubaddi’s employment without cause or Mr. Kanubaddi resigns for good reason at any time, Mr. Kanubaddi is entitled to the following severance payments and benefits: (i) his full annual base salary less applicable deductions and withholdings; plus (ii) any earned but unpaid performance bonus, if any, for the year of the termination.

The Kanubaddi Employment Agreement also contains certain standard non-solicitation, non-disparagement and confidentiality requirements for Mr. Kanubaddi.

Wilkins Employment Agreement

Pursuant to the Wilkins Employment Agreement, dated December 22, 2020, Dr. Wilkins serves in the position of Chief Medical Officer of the Company following the completion of the Offer. Dr. Wilkins is entitled to a base salary of $185,000. Dr. Wilkins is also eligible to receive annual performance bonuses of up to 50% of his base salary based on satisfaction of performance criteria/financial results, as determined by the board of directors of the Company in its sole discretion. Within 30 days after the completion of the Offer, Dr. Wilkins will be granted an award of restricted stock units that represent, in the aggregate, 2% of the Company’s issued and outstanding common stock determined on a fully diluted basis as of the date of grant. Dr. Wilkins will also be eligible to receive additional equity awards, as determined by the Company in its sole discretion.

Under the terms of the Wilkins Employment Agreement, Dr. Wilkins’s employment may be terminated by either the Company or Dr. Wilkins at any time and for any reason with 30 days’ advance written notice. Upon termination of Mr. Kanubaddi’s employment, Mr. Kanubaddi will receive (i) his fully earned but unpaid base salary through the date of termination, (ii) any amounts due to Dr. Wilkins under the terms of the benefit plans, and (iv) any unreimbursed expenses properly incurred prior to the date of termination (the “Wilkins Accrued Obligations”).

If the Company terminates Dr. Wilkins’s employment for any reason, the Company, at its sole discretion, may shorten the notice period and determine the date of termination without any obligation to pay any additional compensation other than the Wilkins Accrued Obligations.

The Wilkins Employment Agreement also contains certain standard non-solicitation, non-disparagement and confidentiality requirements for Dr. Wilkins.

For purposes of the Executive Employment Agreements:

“Cause” shall mean a termination of employment because of (i) the executive’s failure or refusal to perform the duties of the executive’s position in a manner causing material detriment to the Company; (ii) the executive’s willful misconduct with regard to the Company or its business, assets or executives (including, without limitation, his fraud, embezzlement, intentional misrepresentation, misappropriation, conversion or other act of dishonesty with regard to the Company; (iii) the executive’s commission of an act or acts constituting a felony or any crime involving fraud or dishonesty as determined in good faith by the Company; (iv) the executive’s breach of a fiduciary duty owed to the Company; (v) any material breach of the employment agreement or any other agreement with the Company; or (vi) any injury, illness or incapacity which shall wholly or continuously disable the executive from performing the essential functions of the executive’s position for any successive or intermittent period of at least 12 months.

“Good reason” shall mean a termination of employment because of: (i) a materially adverse diminution in the execution’s role or responsibilities without the executive’s consent, provided that the parties to the employment agreement agree that it shall not be considered a diminution in the executive’s role or responsibilities if he ceases serving as Chief Executive Officer provided he remains Chairman; or (ii) any material breach of the employment agreement by the Company or any other agreement with the executive.

Kostiner Consulting Agreement

Pursuant to the Kostiner Consulting Agreement, dated December 29, 2020, Mr. Kostiner will serve as a consultant to the Company following the completion of the Offer for a period of 12 months following the closing of the Offer. Mr. Kostiner will be entitled to a total compensation of $120,000 (the “Fee”) under the Kostiner Consulting Agreement, payable in monthly installments of $10,000.

Under the terms of the Kostiner Consulting Agreement, Mr. Kostiner’s consulting services may be terminated by either the Company or Mr. Kostiner at any time and for any reason. In the event that either Mr. Kostiner or the Company terminates the Kostiner Consulting Agreement prior to the end of the term thereof, the Company will continue to make monthly payments of $10,000 to Mr. Kostiner until the full amount of the Fee has been paid.

The Kostiner Consulting Agreement also contains certain standard non-solicitation, non-disparagement and confidentiality requirements for Mr. Kostiner.

The foregoing descriptions of the Executive Employment Agreements does not purport to be complete and is qualified entirely by reference to the full text of the Executive Employment Agreements, with the Johnson Employment Agreement, the Kanubaddi Employment Agreement, the Wilkins Employment Agreement and the Kostiner Consulting Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, which in each case is incorporated by reference herein.

Adoption of Benefit Plan

Pursuant to the Tender Agreement, effective as of the effective time of the Offer, the Company adopted the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”).

The 2020 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards which may be granted singly, in combination or in tandem, and which may be paid in shares of Common Stock. At the effective time of the Offer, the number of shares of Common Stock that are reserved for issuance pursuant to awards under the 2020 Plan is 2,695,893 shares (post-Reverse Stock Split).

The 2020 Plan will terminate on December 30, 2030, the tenth anniversary of its effective date. No award may be made under the 2020 Plan after its expiration date.

The foregoing description of the 2020 Plan does not purport to be complete and is qualified entirely by reference to the full text of the 2020 Plan, which is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

In connection with the 2020 Plan, the Board adopted a form of Restricted Stock Unit Award Agreement, which is attached hereto as Exhibit 10.6 and is incorporated by reference herein. Restricted stock units granted to participants pursuant to the Restricted Stock Unit Award Agreement may be converted into the number of shares of Common Stock equal to the number of restricted stock units, with each restricted stock unit to represent a notional share of Common Stock, with a value equal to the fair market value of a share of Common Stock at any time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendments

The information set forth in Item 3.03 under the headings “Reverse Stock Split” and “Series B Preferred Stock Certificate of Designations” are incorporated by reference herein.

Amended and Restated Certificate of Incorporation

In connection with the Tender Agreement, the Company agreed to seek the approval of its stockholders to amend and restate the Company’s Certificate of Incorporation (the “A&R Charter”). The Company obtained stockholder approval of the A&R Charter and, on December 30, 2020, filed the A&R Charter with the Secretary of State of the State of Delaware.

The key amendments included in the A&R Charter are as follows:

●	the name of the Company is changed to “Enveric Biosciences, Inc.”;
●	the change in the number of authorized shares to 120,000,000, consisting of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock;
●	any amendment of clauses addressing indemnification of directors and officers does not eliminate or reduce the effect of the indemnification in respect of any matter occurring, or any proceeding accruing or arising or that, but for the indemnification provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision;
●	removal of certain provisions under Article IV providing for a previously effectuated stock split which has already been effectuated;
●	simplification and consolidation of various clauses, which substantially provide the same rights, procedures, policies and restrictions regarding, among other things, meetings of stockholders, stockholder voting rights, prohibition on cumulative voting, and powers granted to the board of directors.

The foregoing description of the A&R Charter does not purport to be complete and is qualified entirely by reference to the full text of the A&R Charter, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Amended and Restated Bylaws

Pursuant to the Tender Agreement, effective as of the effective time of the Offer, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”).

Advance Notice of Stockholder Business

The Amended and Restated Bylaws have revised advance notice procedures for stockholders. Pursuant to the Amended and Restated Bylaws, only such business shall be conducted as shall have been properly brought before the annual meeting of Company stockholders. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Company’s proxy materials with respect to such meeting, (B) by or at the direction of the Board, or (C) by a stockholder of the Company who (1) is a stockholder of record at the time of the giving of the notice and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in the Amended and Restated Bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Amended and Restated Bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

A stockholder’s notice must set forth all information required under Section 2.4(i) of the Amended and Restated Bylaws and must be timely received by the secretary of the Company. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (which is a disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice.

To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (3) the class and number of shares of the Company that are held of record or are beneficially owned by the stockholder and any derivative positions held or beneficially held by the stockholder as of the date of delivery of such notice, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any securities of the Company, (5) any material interest of the stockholder in such business, and (6) a statement whether either such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting.

Advance Notice of Director Nominations at Annual Meetings

Nominations of persons for election or re-election to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by a stockholder of the Company who (1) was a stockholder of record at the time of the giving of the notice required and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

To comply with clause (B) of the above, a nomination to be made by a stockholder must set forth all information required and must be received by the secretary of the Company at the principal executive offices of the Company at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(a) in the Amended and Restated Bylaws; provided additionally, however, that in the event the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the Company at least ten (10) days before the last day a stockholder may deliver notice of nomination pursuant to the foregoing provisions, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which such Public Announcement is first made by the Company.

Advance Notice of Director Nominations for Special Meetings

If the Board has authorized in the specific case that stockholders may fill a vacancy or newly created directorship at a special meeting of stockholders, and a special meeting has been properly called for such purpose, nominations of persons for election or appointment to the Board at such special meeting shall be made only (1) by or at the direction of the Board or (2) by any stockholder of the Company who (A) is a stockholder of record at the time of the giving of the notice and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the Company. To be timely, such notice must be received by the secretary at the principal executive offices of the Company not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or appointed at such meeting.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified entirely by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.4 and is incorporated by reference herein.

Item 8.01.	Other Events.

New CUSIP Numbers

In connection with the Offer and the Reverse Stock Split, the Common Stock possesses a new CUSIP number (29405E 109), and the AMRHW Warrants possess a new CUSIP number (29405E 117).

Press Releases

On December 30, 2020, the Company issued a press release announcing the Reverse Stock Split. On December 31, 2020, the Company issued a press release announcing the completion of the Offer. Copies of such press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	TENDER OFFER SUPPORT AGREEMENT AND TERMINATION OF AMALGAMATION AGREEMENT, dated August 12, 2020, by and among Ameri, Jay Pharma Merger Sub, Inc., Jay Pharma Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative (incorporated by reference to Exhibit 2.5 to the Company’s Form S-4 filed with the Securities and Exchange Commission on August 12, 2020)
2.2	AMENDMENT NO. 1 to TENDER OFFER SUPPORT AGREEMENT AND TERMINATION OF AMALGAMATION AGREEMENT, dated December 18, 2020, by and among Ameri, Jay Pharma Merger Sub, Inc., Jay Pharma Inc., 1236567 B.C. Unlimited Liability Company and Barry Kostiner, as the Ameri representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2020)
2.3	Share Purchase Agreement, dated January 10, 2020, by and between Ameri Holdings, Inc. and Ameri100, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2020)
3.1	Amended and Restated Certificate of Incorporation, effective December 30, 2020
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective December 30, 2020
3.3	Series B Preferred Stock Certificate of Designations, effective December 30, 2020
3.4	Amended and Restated Bylaws, effective December 30, 2020
10.1	Employment Agreement, by and between the Company and David Johnson, dated January 10, 2020
10.2	Employment Agreement, by and between the Company and Avani Kanubaddi, dated December 2, 2020
10.3	Employment Agreement, by and between the Company and Robert Wilkins, dated December 22, 2020
10.4	Consulting Agreement, by and between the Company and Barry Kostiner, dated December 29, 2020
10.5	Enveric Biosciences, Inc. 2020 Long-Term Equity Incentive Plan
10.6	Form of RSU Award Agreement
99.1	Press Release, issued December 30, 2020
99.2	Press Release, issued December 31, 2020

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES, INC.

Date:	January 6, 2021	By:	/s/ David Johnson
David Johnson
Chief Executive Officer and Chairman of the Board of Directors